UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2017

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2017, Levi Strauss & Co. (the “Company”), Levi Strauss & Co. (Canada) Inc. (“LS Canada”) and certain other subsidiaries of the Company, entered into a second amended and restated credit facility (the “Restated Credit Agreement”), with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Multicurrency Administrative Agent, Bank of America, N.A. (“BofA”), Wells Fargo Capital Finance, LLC (“Wells Fargo”), and HSBC Bank USA, National Association (“HSBC”), as Co-Syndication Agents, Deutsche Bank Securities Inc. (“Deutsche”), Goldman Sachs Bank USA (“Goldman”) and The Bank of Nova Scotia (“Scotiabank”), as Co-Documentation Agents, and the other financial institutions and arrangers party thereto, which amends and restates the existing Amended and Restated Credit Agreement, dated as of March 21, 2014, (the “Existing Credit Agreement”).

The Restated Credit Agreement modifies certain terms of the Existing Credit Agreement including (a) extending the term of the agreement to May 2022, (b) reducing the borrowings interest rate from LIBOR plus 125 – 200 basis points to LIBOR plus 125 – 175 basis points, depending on borrowing base availability and (c) reducing the rate for undrawn availability from 25 – 30 basis points to 20 basis points.

Other terms of the Existing Credit Agreement, as described in our Current Report on Form 8-K filed on March 24, 2014, (including, without limitation, guarantees and security, covenants, events of default), have not been materially changed as a result of the Restated Credit Agreement and remain in full force and effect.

The foregoing does not constitute a complete summary of the terms of the Restated Credit Agreement and reference is made to the complete text of the governing document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

The financial institutions party to the Restated Credit Agreement have performed certain services for the Company and its affiliates from time to time for which they have received customary fees and expenses. Specifically, the Agent, BofA, HSBC and Scotiabank and their respective affiliates have provided investment banking and advisory services and general banking and financing services. Goldman and its respective affiliates have provided investment banking and advisory services, and Wells Fargo and Deutsche and their respective affiliates have provided certain banking services. Each of these institutions and their respective affiliates may, from time to time in the future, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Second Amended and Restated Credit Agreement, dated as of May 23, 2017, by and among Levi Strauss & Co., Levi Strauss & Co. (Canada) Inc., certain other subsidiaries of Levi Strauss & Co. party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Multicurrency Administrative Agent, the other financial institutions, agents and arrangers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: May 26, 2017	By:	/s/ Harmit Singh
	Name:	Harmit Singh
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement, dated as of May 23, 2017, by and among Levi Strauss & Co., Levi Strauss & Co. (Canada) Inc., certain other subsidiaries of Levi Strauss & Co. party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Multicurrency Administrative Agent, the other financial institutions, agents and arrangers party thereto.

4